UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2025

DuPont de Nemours, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38196	81-1224539
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

974 Centre Road, Building 730 Wilmington, Delaware	19805
(Address of Principal Executive Offices)	(Zip Code)

(302) 295-5783

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 – Other Events.

On September 16, 2025, DuPont de Nemours, Inc. (“DuPont”) announced an amendment of its previously announced offers to exchange (each an “Exchange Offer” and, collectively, the “Exchange Offers”) any and all of its outstanding $2,250,000,000 4.725% Notes due 2028, $1,000,000,000 5.319% Notes due 2038 and $2,150,000,000 5.419% Notes due 2048 (collectively, the “Existing Notes”) for new notes to be issued by DuPont. As previously announced, concurrently with the Exchange Offers, DuPont is also soliciting consents from eligible holders of each series of Existing Notes (each, a “Consent Solicitation” and, collectively, the “Consent Solicitations”) to adopt certain proposed amendments to the indenture governing each series of the Existing Notes.

Except as amended by the press release issued by DuPont and attached as Exhibit 99.1 hereto, the complete terms and conditions of the Exchange Offers and the Consent Solicitations are described in the confidential Offering Memorandum and Consent Solicitation Statement, dated September 2, 2025, as supplemented by the Supplement No. 1 to such Offering Memorandum and Consent Solicitation Statement, dated as of September 15, 2025.

A copy of the press release issued by DuPont is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Exhibit

99.1	Press Release of DuPont de Nemours, Inc., dated September 16, 2025.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUPONT DE NEMOURS, INC.
Registrant

Date: September 16, 2025	By:	/s/ Erik T. Hoover
	Name:	Erik T. Hoover
	Title:	Senior Vice President and General Counsel